                                                                    EXHIBIT 10.6



                           BASE RATE PROMISSORY NOTE


U.S. $30,000,000                                        Dated:  October 9, 1998

         FOR VALUE RECEIVED, HM4 TRITON, L.P., a Cayman Islands exempted limited partnership (the "Borrower"), HEREBY PROMISES TO PAY to the order of BANKERS TRUST COMPANY (the "Bank") the principal sum of THIRTY MILLION DOLLARS (U.S.$30,000,000) or, if less, the unpaid principal amount of all borrowings made by the Borrower from the Bank pursuant to the Line Letter (as defined below), payable, in the case of each such borrowing, on the first to occur of
(x) October 28, 1998 or (y) the Line Expiry Date as defined in the Line Letter referenced below (with such earlier date being herein called the "Final Maturity Date"). Furthermore, the entire principal amount of this Promissory Note shall be due and payable as provided in the fourth succeeding paragraph hereof. Unless otherwise defined herein, all capitalized terms used herein and defined in the Line Letter are used herein as therein defined.

         The Borrower also promises to pay interest (computed on the basis of a year of 365 days and the actual number of days elapsed) on the principal amount of each borrowing evidenced by this Promissory Note from the date of the making thereof until the relevant Maturity Date with respect thereto at a fluctuating rate per annum equal to the Base Rate as in effect from time to time, which interest shall be payable in arrears on the last Business Day (as defined below) of each calendar month and, with respect to each borrowing, on the Maturity Date thereof or upon any earlier repayment in full thereof. As used herein, (w) the term "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time and
(ii) the Prime Lending Rate at such time, (x) the term "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from 3 Federal Funds brokers of recognized standing selected by the Bank, (y) "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York City and (z) the term "Prime Lending Rate" shall mean the rate which the Bank announces from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above or below the Base Rate or the Prime Lending Rate. The Borrower will pay interest on the principal amount hereof after maturity and, to the extent permitted by law, on any overdue interest until paid in each case, at a fluctuating rate equal to 2% above the Base Rate as in effect from time to time. After the Final Maturity Date, interest shall be payable on demand.

         All amounts owing pursuant to this Promissory Note are expressed in, and payable in, U.S. dollars. Principal, interest, and all other amounts payable hereunder are payable in lawful money of the United States of America to the Bank at One Bankers Trust Plaza, New York, New York 10006 or such other lending office as it may designate in writing from time to time, in freely transferable, immediately available funds. The Borrower's obligations hereunder to make payments in U.S. dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Bank (or its respective assigns) of the full amount of the Obligation Currency expressed to be payable hereunder. If for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Bank or if the Bank does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the
Bank) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date"). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date. For purposes of determining any rate of exchange pursuant to this paragraph, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

         This Promissory Note evidences indebtedness of the Borrower in respect of borrowings made by the Borrower from the Bank pursuant to the letter dated as of October 9, 1998 from the Bank to the Borrower (the "Line Letter"). This Promissory Note is guaranteed by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a Delaware limited partnership (the "Guarantor") pursuant to a Guaranty dated as of October 9, 1998 (as same may be amended or modified from time to time in accordance with the provisions thereof, the "Guaranty") and is entitled to the benefits thereof.

         If (i) any principal amount of or interest payable on this Promissory
Note is not made on the date required for such payment and, in the case of interest only, such failure shall continue unremedied for 2 or more consecutive Business Days; or (ii) the Borrower or the Guarantor fails to make payment (whether at scheduled maturity, by acceleration or otherwise) on any other debt for borrowed money on the date specified (inclusive of any grace period permitted) for such payment in an aggregate principal amount of at least $100,000 in the case of the Borrower or $3,000,000 in the case of the Guarantor; or (iii) the Borrower or the Guarantor commences any proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or the Guarantor, or there is commenced against the Borrower or the Guarantor any such proceeding which remains undismissed for a period of 60 days, or the Borrower or the Guarantor becomes insolvent or admits in writing its inability, or is unable, to pay its debts as they mature or is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered, or a custodian is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Guarantor, or the Borrower or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property and such appointment shall continue undischarged or unstayed for a period of 60 days, or the Borrower or the Guarantor makes a general assignment for the benefit of creditors, or any action is taken by the Borrower or the Guarantor for the purpose of effecting any of the foregoing; or (iv) any representation or warranty made by the Borrower in this Promissory Note or in any certificate delivered pursuant hereto, or by the Guarantor in the Guaranty, shall prove to be untrue in any material respect on the date as of which made or being made; or (v) the Borrower shall default in the due performance or observance by it of any other term, covenant or agreement on its part contained in this Promissory Note and, in the case of this clause (v), such Default shall continue unremedied for 10 days after written notice thereof is given to the Borrower by the Bank; or (vi) the Guaranty shall cease to be in full force or effect as to the Guarantor, or the Guarantor or any person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty, or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or (vii) the Borrower or the Guarantor is required to register under the Investment Company Act of 1940, as amended; then in any such case (with each such event described above, after giving effect to any requirements for notice or lapse of time as specified above, being herein defined as an "Event of Default") the holder of this Promissory Note may upon notice to the Borrower declare this Promissory Note and all amounts due hereon or hereunder to be due and payable whereupon the same shall become immediately due and payable; provided that if any event of the type described in clause
(iii) above shall have occurred, the result which would occur upon the giving of written notice by the holder of this Promissory Note to the Borrower as provided above shall occur automatically without the giving of any such notice. As used herein, the term "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         Any payment hereunder which is stated to be due on a day which is not a Business Day shall be due and payable on the next succeeding Business Day and such extension of time should be included in the computation of interest in connection with such payment. The Borrower waives any requirement of presentment, protest, notice of dishonor or further notice of any kind in connection with the enforcement of this Promissory Note and agrees to pay all costs and expenses of enforcement hereof.

         All payments made by, or on behalf of, the Borrower hereunder and under the Line Letter will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of the Bank (or its subsequent assigns) pursuant to the laws of the United States of

America, the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of the Bank (or the respective assignee) is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Promissory Note and under the Line Letter, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for in this Promissory Note or the Line Letter, as the case may be. The Borrower will furnish to the Bank within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless the Bank (and its subsequent assigns), and reimburse the Bank (and its subsequent assigns) upon its written request, for the amount of any Taxes so levied or imposed and paid by the Bank (or the respective assignee).

         To induce the Bank to make available the borrowings evidenced by this Promissory Note, the Borrower hereby represents and warrants to the Bank, both on the date of this Promissory Note and as of the date of each borrowing evidenced by this Promissory Note, as follows:

         (i) this Promissory Note has been duly authorized, executed and delivered on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

         (ii) except to the extent previously obtained and remaining in full force and effect, no consent of any other person (including, without limitation, any stockholder, member, limited or general partner or creditor of the Borrower) and no consent, license, permit, approval or authorization of, exemption, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Borrower in connection with (a) the execution, delivery and performance of this Promissory Note or the borrowings evidenced hereby or (b) the validity or enforceability of this Promissory Note;

         (iii) the execution, delivery and performance of this Promissory Note does not violate any provision of any applicable law or regulation (including without limitation Regulations U and X of the Board of Governors of the Federal Reserve System and the Investment Company Act of 1940, as amended) or of any order, judgment, writ or law or decree of any court, arbitration or domestic or foreign governmental authority, or of the Partnership Agreement, as amended from time to time, of the Borrower or of any material agreement or instrument to which the Borrower is a party or which purports to be binding upon the Borrower or any of its assets and will not result in the creation or imposition of a lien or encumbrance on any of the assets of the Borrower;

         (iv) all borrowings evidenced by this Promissory Note shall be incurred solely for the purpose of providing interim financing to the extent necessary to (x) consummate the open-market purchases by the Borrower of common stock of Triton or (y) pay the upfront fee of $50,000 payable to the Bank under the Line Letter and the fees and expenses of White & Case LLP, in each case prior to the receipt by the Borrower of Capital Contributions in accordance with the requirements of the Partnership Agreement, and no borrowing shall be incurred by the Borrower as evidenced by this Promissory Note unless same is in compliance with all terms and conditions of the Partnership Agreement, as in effect from time to time;

         (v) at the time of each borrowing evidenced by this Promissory Note, the Borrower shall reasonably believe that such borrowing will be repaid from its receipt of Capital Contributions which will actually be made to the Borrower within 7 Business Days after the date of the respective borrowing in accordance with the requirements of the Partnership Agreement;

         (vi) prior to the date of this Promissory Note, the Borrower has furnished to the Bank a true and correct copy of the Partnership Agreement, which as of the date of this Promissory Note has not been amended (except as heretofore disclosed to the Bank) after the date thereof;

         (vii) prior to the date of this Promissory Note, the Borrower has furnished to the Bank a true and correct copy of an organizational chart with respect to the Borrower, showing all direct and indirect owners of equity interests therein, and showing the percentage interest held by the various partners of the Borrower, which organization chart shall be certified as true and correct by an officer of the Borrower;

         (viii) the Borrower is not required to register as an "investment company" pursuant to the Investment Company Act of 1940, as amended;

         (ix) on September 30, 1998, the Borrower purchased for aggregate consideration of approximately $127 million cash, 1,822,500 shares of 8% convertible preferred stock of Triton, which convertible preferred stock (the "Existing Borrower Convertible Preferred Stock") is held by the Borrower as an asset of the Borrower, subject to no claims or liens whatsoever;

         (x) at the time of each borrowing evidenced by this Promissory Note, and at all times prior to the Final Maturity Date, (A) the Borrower shall have no significant assets other than (i) cash and cash equivalents,
     (ii) shares of the Existing Borrower Convertible Preferred Stock, (iii) the Borrower's rights to require the rights offering as described in clause (B)
     (ii) below and to purchase shares offered pursuant thereto to the extent not subscribed to by existing shareholders of Triton and (iv) shares of common stock of Triton purchased from time to time by the Borrower and (B) the Borrower shall have no liabilities other than (i) liabilities pursuant to the Line Letter and this Promissory Note, (ii) the obligation of the Borrower to purchase up to $223 million of convertible preferred stock of Triton to be issued pursuant to a rights offering, to the extent not subscribed to by existing shareholders of Triton on a pro rata basis, as contemplated by the agreement between the Borrower and Triton dated August 31, 1998, a true and correct copy of which has been furnished to the Bank prior to the initial borrowing under this Promissory Note, (iii) the obligation of the Borrower to pay a fee to the Guarantor, in connection with its execution and delivery of the Guaranty, in an amount equal to 1/2 of 1% per annum of the outstanding principal amount of borrowings from time to time pursuant to this Promissory Note and (iv) obligations of the Borrower to settle stock purchases (including commissions and broker's fees and expenses) made by the Borrower as described above in this paragraph;

         (xi) at the time of the initial borrowing pursuant to this Promissory Note, the Borrower shall have delivered to the Bank a duly completed Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), which Form U-1 the Bank shall be able in good faith to complete, showing that $30,000,000 aggregate principal amount of borrowings may be extended and evidenced by this Promissory Note in compliance with the collateral valuation requirements of Regulation U; and

         (xii) no Default or Event of Default is in existence (or will be in existence immediately after giving effect to the respective borrowing) pursuant to this Promissory Note.

         Furthermore, to induce the Bank to make the extensions of credit evidenced by this Promissory Note, the Borrower hereby covenants and agrees as follows for the benefit of the Bank, which covenants and agreements shall remain in full force and effect from the date hereof until the Line Expiry Date and the repayment of all amounts evidenced by this Promissory Note:

         (i) the Borrower will furnish to the Bank any information which the Bank may from time to time reasonably request;

         (ii) the Borrower will not agree to, or permit, any amendment or modification to the Partnership Agreement without the prior written consent of the Bank;

         (iii) the Borrower will make no distributions of any type whatsoever to any of its partners (whether limited or general partners);

         (iv) the Borrower shall not incur, assume or suffer to exist any indebtedness for (or direct or indirect guarantees of indebtedness for) money borrowed or evidenced by any promissory note, debenture, instrument or security, except for indebtedness evidenced by this Promissory Note, and the Borrower shall not incur, assume or suffer to exist any other material liabilities except as specifically described in clause (x)(B) of the immediately preceding paragraph;

         (v) The Borrower will not incur, assume or suffer to exist any lien on any of its assets or properties, except liens for taxes, assessments or governmental charges which are not yet due or which are being contested in good faith; and

         (vi) the Borrower will at all times continue to own, subject to no liens or competing claims, the Existing Borrower Convertible Preferred Stock and all shares of common stock of Triton from time to time purchased with proceeds of borrowings pursuant to this Promissory Note.

         This Promissory Note shall be governed by, and for all purposes construed in accordance with, the laws of the State of New York and applicable federal law, and shall be binding on the Borrower and its successors and assigns.

         Any action or proceeding by the Borrower against the Bank in connection with this Promissory Note shall be brought, and any action or proceeding by the Bank against the Borrower in connection with this Promissory Note may be (but shall not be required to be) brought, in a court of record of the State of New York, County of New York, or the United States District Court for the Southern District of New York. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address specified opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Bank (or its successive assigns) to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction. In any suit, action or proceeding relating to this Promissory Note, the Borrower and the Bank hereby waive trial by jury, any claim for consequential, punitive or special damages, and any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding brought in any inconvenient forum, to the extent that such action is brought in a court described in the first sentence of this paragraph.

         In addition to any rights now or hereafter granted under applicable law or otherwise, upon default in payment hereof or hereunder the Bank is hereby authorized at any time and from time to time without notice to the Borrower to set off and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Bank to or for the credit or account of the Borrower against and on account of the obligations of the Borrower under this Promissory Note, irrespective of whether or not the Bank shall have made any demand hereunder and although said liabilities or claims, or any of them, shall be contingent or unmatured.

         The Bank (or the respective assignee) shall note on the grid attached to this Promissory Note each borrowing made pursuant hereto and each payment in respect thereof and will prior to any transfer of the Note endorse on the payment grid the outstanding principal amount of borrowings evidenced thereby, although any failure to make any such notation shall not affect the Borrower's obligations in respect of the borrowings pursuant to this Promissory Note.

         No failure or delay on the part of the Bank or the holder of this Promissory Note in exercising any right or remedy hereunder and no course of dealing between the Borrower and the Bank or the holder of this Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Promissory Note preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank or the holder of this Promissory Note would otherwise have.

         All notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered, if to the Bank, at: Bankers Trust Company, One Bankers Trust Plaza, New York, NY 10006, Attention: Mary Kathryn Lynch, and, if to the Borrower, the Borrower's address specified opposite its signature below, or, in the case of either the Bank or the Borrower, at such other address as shall be designated by such party in a written notice to the other such party hereto. All such notices and communications shall be effective when delivered as required above.

         The Bank (and its assignees) shall be entitled to assign or sell an interest in this Promissory Note (in which case the respective assignee shall be entitled to all rights of the Bank hereunder with respect to the assigned portion of this Promissory Note) provided that (x) at any time when no Event of Default is then in existence, the consent of the Borrower (not to be unreasonably withheld or delayed) shall be required and (y) the Borrower shall not be obligated to pay any increased Taxes resulting from any such assignment or sale (although the Borrower will be obligated to pay any increased Taxes first arising as a result of a change in law, rule or regulation, or an introduction of a new law, rule or regulation, after the date of any such assignment or sale). Without the prior written consent of the Bank, the Borrower may not assign any of its rights, duties or obligations under this Promissory Note.

         No provision of this Promissory Note may be waived, modified or discharged orally, by course of dealing or otherwise, except in writing duly executed by the holder hereof and the Borrower.

c/o Hicks, Muse, Tate                     HM4 TRITON, L.P.
& Furst Incorporated
200 Crescent Court, Suite 1600            By: HM Fund IV Cayman, LLC,
Dallas, Texas  75201                          its general partner
Attn: Chief Financial Officer/
General Counsel
                                          By: /s/ Michael D. Salim
                                             ---------------------------------
                                             Name:  Michael D. Salim
                                             Title: Chief Financial Officer and
                                                    Senior Vice President